QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated February 21, 2001 on our audit of the consolidated financial statements of Axonyx Inc., which appears in Axonyx Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2000. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

Richard A. Eisner & Company, LLP

New York, New York
April 12, 2001

QuickLinks

INDEPENDENT AUDITORS' CONSENT